Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT AT THE
SOUTHWEST SECURITIES HEALTHCARE CONFERENCE

   Live Internet Broadcast, Replay of Presentation Available on Company’s Website

NASHVILLE, Tenn. – June 1, 2005 – American Healthways, Inc. (NASDAQ: AMHC) will participate in the Southwest Securities Healthcare Conference in Chicago, Illinois, on Wednesday, June 8, at 1 p.m. Eastern/noon Central. Ben R. Leedle Jr., the Company’s president and chief executive officer, and Mary A. Chaput, executive vice president and chief financial officer, will present at the conference. The presentation will be broadcast online and available for replay on the Company’s web site, www.americanhealthways.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.

American Healthways, Inc. is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of February 28, 2005, the Company had approximately 1.5 million lives under management nationwide. For more information visit www.americanhealthways.com.